EXHIBIT 21.0

SUBSIDIARIES OF THE COMPANY

The following are the Company's subsidiaries as of the close of the fiscal year ended June 30, 2010. All beneficial interests are wholly-owned, directly or indirectly, by the Company and are included in the Company's consolidated financial statements.
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
Name                                            State or Jurisdiction of Organization
-----------------------------------------       -------------------------------------

Alarm Lock Systems, Inc.                        Delaware
Marks USA I, LLC                                New York
Continental Instruments, LLC                    New York
Napco DR, S.A.                                  Dominican Republic
Napco Group Europe, Limited                     United Kingdom
Napco Americas                                  Cayman Islands
Napco Gulf Security Group, LLC                  New York
Napco Security Systems International, Inc.      New York
Napco/Alarm Lock Exportadora, S.A.              Dominican Republic
Napco/Alarm Lock Grupo Internacional, S.A.      Dominican Republic